EXHIBIT 32

CERTIFICATIONS UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers, Richard J. Penn, Chief Executive Officer of Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”), and David P. Radloff, Chief Financial Officer of the Company, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 5, 2013	/s/ Richard J. Penn
Richard J. Penn
Chief Executive Officer

Date: February 5, 2013	/s/ David P. Radloff
David P. Radloff
Chief Financial Officer